STRUCTURED INVESTMENTS

Client Strategy Guide: April 2011 Offerings

                                                                       MorganStanley
                                                                            SmithBarney

                                                                       Free Writing Prospectus
                                                                       Dated April 12, 2011
                                                                       Registration Statement No. 333-156423
                                                                       Filed Pursuant to Rule 433

This material was not prepared by the Research Departments of Morgan Stanley Smith Barney, Morgan Stanley and Co.
Incorporated, or Citigroup Global Markets Inc., and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks.

MorganStanley SmithBarney

Client Strategy Guide: April 2011 Offerings Page 2

Table of Contents

Important Information Regarding Offering Documents .... page 3
Selected Features & Risk Disclosures .... page 4
Structured Investments Spectrum .... page 5

Tactical Offerings

Offerings with terms of 18 months or less

Enhanced Yield	.... page 6
	.... page 7
	8% to 10% ELKS® based on Halliburton Company (HAL) by Morgan Stanley .... page 8
	Contingent Income Auto-Callable Securities on Apple Inc. (AAPL) by Morgan Stanley .... page 9

Leveraged Performance	.... page 10
	.... page 11
	.... page 12
	Commodity LASERS℠ based on the S&P GSCI™ Grains Index-Excess Return by Morgan Stanley .... page 13

Strategic Offerings

Offerings with terms of more than 18 months

Market-Linked Deposits - FDIC Insured	.... page 14
	.... page 15

Enhanced Yield	Contingent Coupon Range Accrual Notes Based on the S&P 500® Index (SPX) by Morgan Stanley .... page 16

Selected Risks & Considerations .... page 17

This material was not prepared by the Research Departments of Morgan Stanley Smith Barney, Morgan Stanley & Co. Incorporated, or Citigroup Global Markets Inc. and you should not regard it as a research report. April 2011
Please see the offering materials for complete product disclosure including tax disclosure and related risks.

                                                                                                             MorganStanley
                                                                                                                 SmithBarney
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Client Strategy Guide: April 2011 Offerings                                                                             Page 3
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Important Information Regarding Offering Documents

The  products  set  forth in the  following  pages  are  intended  as a  general  indication  only of the  Structured
Investments  offerings  available  through  Morgan  Stanley Smith Barney  through the date when the  ticketing  closes for each offering.  Morgan Stanley Smith Barney or the applicable issuer reserves the right to terminate any offering prior to its trade date, to postpone the trade date, or to close ticketing  early on any offering.  The information set forth herein provides only a summary of terms and does not contain the complete terms and  conditions for any offering of an SEC Registered  Offering or a
Market-Linked  Certificate of Deposit.  You should read the complete offering  materials  referenced below before you invest in any product.

Additional Information for SEC Registered (Public) Offerings

Each issuer has separately filed a registration statement (including a prospectus) with the Securities and Exchange  Commission
(or SEC),  for the offerings by that issuer to which this  Strategy  Guide  relates.  Before you invest in any of the offerings identified in this Strategy Guide,  you should read the prospectus and the applicable  registration  statement,  the applicable pricing  supplement,  prospectus  supplements and any other documents  relating to the offering that the applicable  issuer has filed with the SEC for more complete  information  about the applicable  issuer and the offering.  You may get these  documents without cost by visiting EDGAR on the SEC web site at www.sec.gov.

o   For Registered Offerings Issued by Morgan Stanley:                   Morgan Stanley's CIK on the SEC web site is 0000895421

Alternatively,  Morgan  Stanley Smith Barney will arrange to send you the  prospectus  and any other  documents  related to the offering  electronically  or  hard  copy  if you so  request  by  calling  the  toll-free  number  1-800-584-6837  or  emailing
prospectus@morganstanley.com or by calling your Morgan Stanley Smith Barney Financial Advisor.

The  securities  described  herein  (other than the  market-linked  certificates  of deposit) are not bank deposits and are not insured or guaranteed by the Federal Deposit Insurance  Corporation or any other governmental  agency, nor are they obligations of, or guaranteed by, a bank.

Additional Information for Market-Linked Certificates of Deposit (MLDs)

MLDs are not SEC  registered  offerings.  Before  you  invest in any MLD,  you  should  read the  complete  offering  materials applicable to such MLD. For indicative terms and conditions on any  Market-Linked  Certificate of Deposit,  please contact your
Morgan Stanley Smith Barney Financial Advisor or call the toll-free number 1-800-584-6837.
Each issuer listed above is the issuer for offerings only where expressly  identified.  None of the issuers are responsible for the filings made with the SEC by the other issuers identified in this document.

This material was not prepared by the Research Departments of Morgan Stanley Smith Barney, Morgan Stanley and Co. Incorporated, or
Citigroup Global Markets Inc., and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks.
                                                                                                                        April 2011

                                                                                                             MorganStanley
                                                                                                                 SmithBarney
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Client Strategy Guide: April 2011 Offerings                                                                             Page 4
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Selected Features and Risk Disclosures

Features
Structured Investments offer investors choices in terms of underlying asset, market view, time horizon,  potential returns and risk tolerance.
Such features may include:
    Varying levels of exposure to potential capital appreciation or depreciation
    Returns based on a defined formula
    Variety of underlying assets, including equities, commodities, currencies and interest rates
    Minimum investment of $1,000; unless otherwise noted
Key Risks
An investment  in  Structured  Investments  involves a variety of risks.  The  following are some of the  significant risks related to Structured  Investments. Please refer to the "Selected Risks and Considerations" section at the end of this brochure for a fuller description of these risk factors.
The market price of Structured  Investments may be influenced by a variety of unpredictable factors.  Several factors may influence the value of a particular  Structured  Investment in the  secondary  market,  including,  but not limited to, the value and volatility of the underlying  asset,  interest rates,  credit spreads charged by the market for taking the applicable issuer's credit risk,  dividend rates on any equity  underlying asset, and time remaining to maturity.  In addition,  we expect that the secondary market price of a Structured  Investment will be adversely  affected by the fact that the issue price of the
Structured Investment includes the agent's commissions and expected profit.
Issuer credit risk. All payments on  Structured  Investments are dependent on the applicable  issuer's ability to pay all amounts due and therefore investors are subject to the credit risk of the applicable issuer.
Secondary trading may be limited.  There may be little or no secondary market for a particular  Structured  Investment.  If the applicable pricing supplement so specifies,  we may apply to list a Structured  Investment on a securities exchange,  but it is not possible to predict whether any Structured  Investment will meet the listing requirements of that particular  exchange,  or if listed, whether any secondary market will exist.
Appreciation  potential or  participation  in the  underlying  asset may be limited.  The terms of a Structured  Investment may limit the maximum payment at maturity or the extent to which the return reflects the performance of the underlying asset.
Potential  loss of  principal.  The terms of a  Structured  Investment  may not  provide  for the  return of  principal  and an investment  may result in a loss of some or all of your  principal.  Even where  repayment  of principal is provided for by the terms of the  Structured  Investment,  it is still  subject  to the credit  risk of the  applicable  issuer and the  applicable issuer's ability to repay its obligations.  In addition, you may receive less, and possibly significantly less, than the stated
principal amount if you sell your investment prior to maturity.
Structured  Investments  that provide for repayment of principal  typically do not make periodic  interest  payments.
Unlike ordinary debt securities,  Structured Investments that provide for repayment of principal typically do not pay interest.  Instead,  at maturity,  the investor  receives the principal amount plus a supplemental  redemption  amount, if any, based upon the performance of the underlying asset, in each case, subject to the credit risk of the applicable issuer.
You may receive  only the  principal  amount at maturity for  Structured  Investments  that provide for  repayment of principal.  Because the  supplemental  redemption  amount due at maturity on these  Structured  Investments may equal zero, the return on your investment  (i.e.,  the effective yield to maturity) may be less than the amount that would be paid on an ordinary  debt  security.  The return of only the  principal  amount at maturity may not  compensate  you for the effects of inflation or other factors relating to the value of money over time.
Potential  conflicts.  The issuer of a Structured  Investment and its affiliates may play a variety of roles in connection with the Structured  Investment,  including acting as calculation  agent and hedging the issuer's  obligations  under the Structured
Investment. Such activity could adversely affect the payouts to investors on Structured Investments.
The  aforementioned  risks are not intended to be an  exhaustive  list of the risks  associated  with a  particular  Structured
Investment offering.  Before you invest in any Structured Investment,  you should thoroughly review the particular investment's prospectus and related offering materials for a comprehensive  description of the risks and considerations  associated with the offering.

This material was not prepared by the Research Departments of Morgan Stanley Smith Barney, Morgan Stanley and Co. Incorporated, or
Citigroup Global Markets Inc., and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks.
                                                                                                                        April 2011

MorganStanley SmithBarney
Client Strategy Guide: April 2011 Offerings Page 5

Structured Investments Spectrum

Structured Investments can be divided into six broad categories, each aimed at offering structural characteristics designed to help investors pursue specific financial objectives – **Market-Linked Deposits – FDIC Insured, Market-Linked Notes, Partial Principal at Risk Securities, Enhanced Yield, Leveraged Performance** and **Access**.

Market-Linked Deposits – FDIC Insured combine the repayment of all principal at maturity, subject to applicable FDIC insurance limits and issuer credit risk, with the potential for capital appreciation based on the performance of an underlying asset.

- May be appropriate for investors who do not require periodic interest payments, are concerned about principal at risk, and who are willing to forgo some upside in exchange for the repayment of all principal at maturity, subject to applicable FDIC insurance limits and issuer credit risk.

Market-Linked Notes combine the repayment of all principal at maturity subject to issuer credit risk, with the potential for capital appreciation based on the performance of an underlying asset. Market-Linked Notes do not have the benefit of FDIC insurance.

- May be appropriate for investors who do not require periodic interest payments, are concerned about principal at risk, do not require FDIC insurance on their investment, and who are willing to forgo some upside in exchange for the repayment of all principal at maturity, subject to issuer credit risk.

Partial Principal at Risk Securities combine the repayment of some principal at maturity, subject to issuer credit risk, with the potential for capital appreciation based on the performance of an underlying asset.

- May be appropriate for investors who do not require periodic interest payments, are concerned about principal at risk, do not require FDIC insurance on their investment, and who are willing to risk a portion of their principal and forgo some upside return in exchange for the issuer's obligation to repay some principal at maturity.

Enhanced Yield Investments seek to potentially generate current income greater than that of a direct investment in an underlying asset with the investor accepting full exposure to the downside with limited or no opportunity for capital appreciation.

- May be appropriate for investors who are willing to forgo some or all of the appreciation in the underlying asset and assume full downside exposure to the underlying asset in exchange for enhanced yield in the form of above-market interest payments.

Leveraged Performance Investments allow investors the possibility of capturing enhanced returns relative to an underlying asset's actual performance within a given range of performance in exchange for giving up returns above the specified cap, in addition to accepting full downside exposure to the underlying asset.

- May be appropriate for investors who expect only modest changes in the value of the underlying asset and who are willing to give up appreciation on the underlying asset that is beyond the performance range, and bear the same or similar downside risk associated with owning the underlying asset

Access Investments provide exposure to a market sector, asset class, theme or investment strategy that may not be easily accessible to an individual investor by means of traditional investments.

- May be appropriate for investors interested in diversification and exposure to difficult to access asset classes, market sectors or investment strategies.

This material was not prepared by the Research Departments of Morgan Stanley Smith Barney, Morgan Stanley & Co. Incorporated, or Citigroup Global Markets Inc. and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks. April 2011

                                                                                                             MorganStanley
                                                                                                                 SmithBarney
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Client Strategy Guide: April 2011 Offerings                                                                             Page 6
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          [Information related to offerings to be issued by issuers that are not affiliated with Morgan Stanley has been redacted]

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This material was not prepared by the Research Departments of Morgan Stanley Smith Barney, Morgan Stanley and Co. Incorporated, or
Citigroup Global Markets Inc., and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks.
                                                                                                                        April 2011

                                                                                                             MorganStanley
                                                                                                                 SmithBarney
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Client Strategy Guide: April 2011 Offerings                                                                             Page 7
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                                                      [Page left intentionally blank]

This material was not prepared by the Research Departments of Morgan Stanley Smith Barney, Morgan Stanley and Co. Incorporated, or
Citigroup Global Markets Inc., and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks.
                                                                                                                        April 2011

MorganStanley SmithBarney
Client Strategy Guide: April 2011 Offerings Page 8

Opportunities in U.S. Equities

Enhanced Yield ○ 8% to 10% ELKS® based on Halliburton Company (HAL)

Strategy Overview	✓ Relatively short-term yield enhancement strategy that offers above-market, fixed monthly coupons in exchange for full downside exposure to the underlying equity and, *in most cases*, no appreciation potential on the underlying equity. ✓ ELKS offer limited protection against a decline in the price of the underlying equity at maturity but only if the underlying equity does not close at or below the predetermined downside threshold price on any trading day during the investment term ✓ Monthly coupon is paid regardless of the performance of the underlying equity

Risk Considerations	✓ All principal is at risk under the terms of the ELKS ✓ Full downside exposure to the underlying equity if the underlying equity closes at or below the downside threshold price **on any trading day** during the investment term ✓ No participation in any appreciation of the underlying equity unless the underlying equity closes at or below the downside threshold price **on any trading day** during the investment term and at maturity (or on the valuation date if the issuer elects to pay cash) closes above its initial equity price ✓ If the underlying equity closes at or below the downside threshold price **on any trading day** during the investment term, the ELKS will redeem for shares of the underlying equity, or the equivalent cash value, which will be less than the initial investment if the underlying equity closes below the initial equity price on the maturity date (or the valuation date if the issuer elects to pay cash)

ELKS offer an enhanced yield strategy that pays a periodic, above-market, fixed rate coupon (per annum) that will be determined on the pricing date. **The ELKS do not guarantee the return of any principal at maturity.** At maturity, the ELKS will pay either (i) an amount of cash equal to the stated principal amount of the ELKS or (ii) if the closing price of the common stock of Halliburton Company decreases to or below the downside threshold price **on any trading day** over the term of the ELKS, a number of shares of common stock of Halliburton Company equal to the equity ratio (as defined below) or, if we so elect, the cash value (determined as of the valuation date) of such shares. The value of those shares of common stock of Halliburton Company or that cash, as applicable, may be significantly less than the stated principal amount of the ELKS and may be zero. The ELKS are senior unsecured obligations of Morgan Stanley, and all payments on the ELKS are subject to the credit risk of Morgan Stanley.

Issuer	**Morgan Stanley**
Underlying Equity	The common stock of Halliburton Company (HAL)
Maturity Date	October 25, 2011 (6 Months)
Minimum Payment at Maturity	None
Coupon	8% to 10% per annum (approximately equivalent to $0.3933 to $0.4917 per ELKS for the term of the ELKS), paid monthly and calculated on a 30/360 basis. The actual coupon will be determined on the Pricing Date.
Coupon Payment Dates	Monthly, on the 25th of each month, beginning on May 25, 2011
Payment at Maturity per ELKS	• If the closing price **has not** decreased to or below the Downside Threshold Price **on any trading day** from but excluding the Pricing Date to and including the Valuation Date, then you will receive an amount in cash equal to $10 per ELKS; or • If the closing price **has** decreased to or below the Downside Threshold Price **on any trading day** from but excluding the Pricing Date to and including the Valuation Date, then you will receive shares of Halliburton Company common stock in exchange for each ELKS in an amount equal to the Equity Ratio per ELKS or, if the issuer so elects, the cash value (determined as of the Valuation Date) of such shares. *The value of those shares of common stock or that cash, as applicable, may be significantly less than the stated principal amount of the ELKS and may be zero.*
Downside Threshold Price	80% of the Initial Equity Price
Initial Equity Price	The closing price of the Underlying Equity on the Pricing Date
Equity Ratio	$10 divided by the Initial Equity Price, subject to adjustment for certain corporate events affecting the issuer of the Underlying Equity. The Equity Ratio will be determined on the Pricing Date.
Issue Price/Stated Principal Amount	$10 per ELKS
Listing	The ELKS will not be listed on any securities exchange.
Valuation Date	October 20, 2011, subject to adjustment for non-trading days and certain market disruption events
Expected Pricing Date[1]	This offering is expected to close for ticketing on Monday – April 25, 2011.

[1] *Expected Pricing Dates are subject to change. Due to market conditions, Morgan Stanley Smith Barney or the applicable issuer may close the deal prior to, or postpone, the Expected Pricing Date. Some terms are subject to change. Terms will be fixed on the pricing date for the investment.*

This material was not prepared by the Research Departments of Morgan Stanley Smith Barney, Morgan Stanley & Co. Incorporated, or Citigroup Global Markets Inc. and you should not regard it as a research report. April 2011
Please see the offering materials for complete product disclosure including tax disclosure and related risks.

MorganStanley SmithBarney
Client Strategy Guide: April 2011 Offerings Page 9

Opportunities in U.S. Equities

Enhanced Yield ○ Contingent Income Auto-Callable Securities on Apple Inc. (AAPL)

Strategy Overview

- ✓ Potential yield enhancement strategy for investors with a range-bound view on Apple Inc. (AAPL)
- ✓ Opportunity to receive a contingent quarterly coupon, provided that the underlying stock closes at or above the predetermined downside threshold level **on the related determination date**
- ✓ The securities will redeem for par plus the contingent coupon payment if **on any determination date** the closing price of the underlying stock is at or above the initial share price
- ✓ The securities provide full repayment of principal at maturity if the underlying stock closes at or above the predetermined downside threshold level **on the final determination date**

Risk Considerations

- ✓ All principal is at risk under the terms of the Auto-Callable Securities
- ✓ Investors will not participate in any appreciation in the price of the underlying stock and the return on the security will be limited to the contingent quarterly coupons earned during the term
- ✓ Contingent quarterly payments may be zero for some or all quarterly periods
- ✓ All payments are subject to the credit risk of the issuer

Contingent Income Auto-Callable Securities offer the opportunity for investors to earn a contingent quarterly payment equal to 3.00% to 3.50% of the stated principal amount, with respect to each determination date on which the closing price of the underlying stock is greater than or equal to 85% of the initial share price, which we refer to as the downside threshold level. In addition, if the closing price of the underlying stock is greater than or equal to the initial share price on any determination date, the securities will be automatically redeemed for an amount per security equal to the stated principal amount and the contingent quarterly payment. However, if on any determination date the closing price of the underlying stock is less than the initial share price, the securities will not be redeemed and if that closing price is less than the downside threshold level, you will not receive any contingent quarterly payment for that quarterly period. As a result, investors must be willing to accept the risk of not receiving any contingent quarterly payment and also the risk of receiving shares of the underlying stock, which will occur if the securities are not redeemed prior to maturity and the closing price of the underlying stock is below the downside threshold level on the final determination date, in which case investors will be exposed to the decline in the closing price of the underlying stock and the value of those shares investors receive at maturity will be significantly less than the stated principal amount of the securities and could be zero. Accordingly, the securities do not guarantee any return of principal at maturity. Investors will not participate in any appreciation of the underlying stock. The securities are senior unsecured obligations of Morgan Stanley, and all payments on the securities are subject to the credit risk of Morgan Stanley.

Issuer	**Morgan Stanley**
Underlying Stock	Apple Inc. (AAPL)
Maturity Date	April 24, 2012 (approximately 1 Year)
Early Redemption	If, on any of the first three Determination Dates, the Determination Closing Price of the Underlying Stock is greater than or equal to the Initial Share Price, the securities will be automatically redeemed for an Early Redemption payment on the third business day following the related Determination Date.
Early Redemption Payment	The Early Redemption Payment will be an amount equal to (i) the Stated Principal Amount *plus* (ii) the Contingent Quarterly Payment with respect to the related Determination Date.
Contingent Quarterly Payment	• If on any Determination Date, the Determination Closing Price or the Final Share Price, as applicable, is greater than or equal to the Downside Threshold Level, we will pay a Contingent Quarterly Payment of $0.30 to $0.35 (3.00% to 3.50% of the stated principal amount) per security on the related Contingent Payment Date. The actual contingent quarterly payment will be determined on the pricing date. • If on any Determination Date, the Determination Closing Price or the Final Share Price, as applicable, is less than the Downside Threshold Level, no Contingent Quarterly Payment will be made with respect to that Determination Date.
Determination Dates	July 19, 2011, October 19, 2011, January 19, 2012 and April 19, 2012. We also refer to April 19, 2012 as the final Determination Date.
Contingent Payment Dates	With respect to each Determination Date including the final Determination Date, the third business day after the related Determination Date. The payment of the contingent quarterly payment, if any, with respect to the final Determination Date will be made on the Maturity Date.
Payment at Maturity	• If the Final Share Price is **greater than or equal to** the Downside Threshold Level: (i) the Stated Principal Amount *plus* (ii) the Contingent Quarterly Payment with respect to the final Determination Date • If the Final Share Price is **less than** the Downside Threshold Level: (i) (a) a number of shares of the Underlying Stock equal to the product of the Exchange Ratio and the Adjustment Factor, each as of the final Determination Date, or (b) at our option, the cash value of such shares as of the final Determination Date
Exchange Ratio	Stated Principal Amount divided by the Initial Share Price
Adjustment Factor	1.0, subject to adjustment in the event of certain corporate events affecting the Underlying Stock
Downside Threshold Level	85% of the Initial Share Price
Issue Price/Stated Principal Amount	$10 per security
Listing	The securities will not be listed on any securities exchange.
Expected Pricing Date[1]	This offering is expected to close for ticketing on Monday – April 25, 2011.

[1] *Expected Pricing Dates are subject to change. Due to market conditions, Morgan Stanley Smith Barney or the applicable Issuer may close the deal prior to, or postpone, the Expected Pricing Date. Some terms are subject to change. Terms will be fixed on the pricing date for the investment.*

This material was not prepared by the Research Departments of Morgan Stanley Smith Barney, Morgan Stanley & Co. Incorporated, or Citigroup Global Markets Inc. and you should not regard it as a research report. April 2011
Please see the offering materials for complete product disclosure including tax disclosure and related risks.

                                                                                                             MorganStanley
                                                                                                                 SmithBarney
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Client Strategy Guide: April 2011 Offerings                                                                             Page 10
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This material was not prepared by the Research Departments of Morgan Stanley Smith Barney, Morgan Stanley and Co. Incorporated, or
Citigroup Global Markets Inc., and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks.

                                                                                                             MorganStanley
                                                                                                                 SmithBarney
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Client Strategy Guide: April 2011 Offerings                                                                             Page 11
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                                                      [Page left intentionally blank]

This material was not prepared by the Research Departments of Morgan Stanley Smith Barney, Morgan Stanley and Co. Incorporated, or
Citigroup Global Markets Inc., and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks.
                                                                                                                        April 2011

                                                                                                             MorganStanley
                                                                                                                 SmithBarney
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Client Strategy Guide: April 2011 Offerings                                                                             Page 12
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                                                      [Page left intentionally blank]

This material was not prepared by the Research Departments of Morgan Stanley Smith Barney, Morgan Stanley and Co. Incorporated, or
Citigroup Global Markets Inc., and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks.
                                                                                                                        April 2011

MorganStanley SmithBarney

Client Strategy Guide: April 2011 Offerings Page 13

Opportunities in Commodities

Leveraged Performance ○ Commodity LASERS℠ based on the S&P GSCI™ Grains Index–Excess Return

Strategy Overview	✓ LASERS℠ allow investors to capture returns matching the underlying index's actual positive performance and provide limited protection against loss should the underlying index have a negative performance, but expose the investor to full downside risk if the underlying index closes at or below the predetermined percentage **on any index business day** from but excluding the pricing date to and including the valuation date ✓ The loss protection only applies if the underlying index closes above the predetermined percentage **on each index business day** during the term ✓ LASERS℠ can potentially outperform the underlying index to the extent that the index percent change is below the fixed percentage return, if the underlying index closes above the predetermined percentage of the initial index value **on each index business day** during the term
Risk Considerations	✓ All principal is at risk under the terms of the LASERS ✓ Full downside exposure to the underlying index if the underlying index closes at or below the predetermined percentage **on any index business day** during the term ✓ Does not provide for current income; no interest payments

The Commodity LASERS, which we refer to as the LASERS, will pay an amount in cash at maturity that may be greater than, equal to or less than the stated principal amount depending on the performance of the underlying index both (i) on the valuation date and (ii) on each index business day during the period from but excluding the pricing date to and including the valuation date. If the index percent change is greater than the downside threshold value of –25% **on each index business day** during the period from but excluding the pricing date to and including the valuation date, you will receive, in addition to the principal, a return based on the greater of the final index percent change and the specified fixed percentage. However, if the index percent change is **less than or equal to** the downside threshold value **on any index business day** during the same period, the payment at maturity will be solely based on the final index percent change, which may be negative, and therefore, you will be fully exposed to the negative performance of the underlying index on the valuation date. In no event will the payment at maturity exceed the specified maximum payment at maturity. **The payment at maturity may be less, and potentially significantly less, than the stated principal amount of the LASERS and could be zero.** The LASERS are senior unsecured obligations of Morgan Stanley, and all payments on the LASERS are subject to the credit risk of Morgan Stanley.

Issuer	**Morgan Stanley**
Underlying Index	S&P GSCI ™ Grains Index-Excess Return
Maturity Date	October 25, 2012 (approximately 18 Months)
Payment at Maturity	$1,000 + Return Amount, subject to the Maximum Payment at Maturity. This payment may be greater than, equal to or less than the Stated Principal Amount. **There is no minimum payment at maturity.**
Maximum Payment at Maturity	$1,280 to $1,320 per LASERS (128% to 132% of the stated principal amount). The actual Maximum Payment at Maturity will be determined on the pricing date.
Return Amount	If the Index Percent Change is **greater than** the Downside Threshold Value **on each index business day** during the period from but excluding the Pricing Date to and including the Valuation Date, the Return Amount will be an amount in cash equal to: $1,000 x [the greater of (i) the Final Index Percent Change and (ii) the Fixed Percentage] If the Index Percent Change is **less than or equal to** the Downside Threshold Value **on any index business day** during the period from but excluding the Pricing Date to and including the Valuation Date, the Return Amount will be an amount in cash equal to: $1,000 x the Final Index Percent Change *In this scenario, the Return Amount may be negative and consequently, the Payment at Maturity may be less, and potentially significantly less, than the Stated Principal Amount and could be zero.*
Fixed Percentage	12%
Downside Threshold Value	-25%
Index Percent Change	The Index Percent Change on any index business day is equal to: (Index Value – Initial Index Value) / Initial Index Value
Final Index Percent Change	The Index Percent Change on the Valuation Date
Valuation Date	October 22, 2012, subject to adjustment for non-index business days and certain market disruption events.
Listing	The LASERS℠ will not be listed on any securities exchange.
Issue Price/Stated Principal Amount	$1,000 per LASERS℠
Expected Pricing Date[1]	The offering is expected to close for ticketing on Monday – April 25, 2011.

[1] *Expected Pricing Dates are subject to change. Due to market conditions, Morgan Stanley Smith Barney or the applicable Issuer may close the deal prior to, or postpone, the Expected Pricing Date. Some terms are subject to change. Terms will be fixed on the pricing date for the investment.*

This material was not prepared by the Research Departments of Morgan Stanley Smith Barney, Morgan Stanley & Co. Incorporated, or Citigroup Global Markets Inc. and you should not regard it as a research report. April 2011
Please see the offering materials for complete product disclosure including tax disclosure and related risks.

                                                                                                             MorganStanley
                                                                                                                 SmithBarney
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Client Strategy Guide: April 2011 Offerings                                                                             Page 14
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                                                      [Page left intentionally blank]

This material was not prepared by the Research Departments of Morgan Stanley Smith Barney, Morgan Stanley and Co. Incorporated, or
Citigroup Global Markets Inc., and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks.
                                                                                                                        April 2011

                                                                                                             MorganStanley
                                                                                                                 SmithBarney
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Client Strategy Guide: April 2011 Offerings                                                                             Page 15
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                                                      [Page left intentionally blank]

This material was not prepared by the Research Departments of Morgan Stanley Smith Barney, Morgan Stanley and Co. Incorporated, or
Citigroup Global Markets Inc., and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks.
                                                                                                                        April 2011

Morgan Stanley Smith Barney
Client Strategy Guide: April 2011 Offerings Page 16

Opportunities in U.S. Equities

Enhanced Yield ○ Contingent Coupon Range Accrual Notes Based on the S&P 500® Index (SPX)

Strategy Overview

- ✓ Full repayment of principal at maturity or at redemption, subject to the credit risk of the issuer
- ✓ Investors will receive regular quarterly coupons based on the number of index business days in the related index determination period on which the S&P 500® Index (SPX) closes at or above the index reference level of 975
- ✓ May be appropriate for investors with a range bound view on the S&P 500® Index (SPX) who can accept the risk of no interest payments after the first year in exchange for an opportunity to earn interest at a potentially above-market rate

Risk Considerations

- ✓ After the first year, may pay as little as 0% quarterly coupon depending on the number of days on which the S&P 500® Index (SPX) closes at or above the index reference level in the related interest determination period
- ✓ Offers no direct participation in the performance of the S&P 500® Index (SPX)

Unlike ordinary debt securities, the notes only provide for the regular payment of interest for the first year following their issuance. From and including the second year and until maturity, the notes will pay a contingent quarterly coupon based on the number of index business days in the relevant interest determination period on which the closing level of the S&P 500® Index is greater than or equal to 975, as specified below. The notes provide investors with the opportunity to earn interest at an above-market rate in exchange for the risk of receiving no interest with respect to any index business day on which the S&P 500® Index closes below the index reference level from the second year following the original issue date until maturity. Investors will receive little or no contingent quarterly coupon if the closing value of the S&P 500® Index remains below the index reference level for extended periods of time or even throughout the 14-year period from year 2 to maturity. The notes are senior unsecured obligations of Morgan Stanley, and all payments on the notes, including the repayment of principal, are subject to the credit risk of Morgan Stanley.

Issuer	Morgan Stanley
Underlying Index	The S&P 500® Index (SPX)
Maturity Date	Expected to mature on April 24, 2026 (approximately 15 Years)
Payment at Maturity	The Payment at Maturity per note will be the Stated Principal Amount *plus* accrued and unpaid interest, if any.
Original Issue Date	April 28, 2011 (3 business days after the pricing date)
Contingent Quarterly Coupon	From and including the original issue date to but excluding April 28, 2012: $17.50 (equivalent to 7.00% per annum) From and including April 28, 2012 to but excluding the Maturity Date (the "floating interest rate period"): For each Interest Determination Period, a contingent coupon of $17.50 (equivalent to 7.00% per annum) *times* N/ACT, where: • "N" = the total number of index business days in the applicable Interest Determination Period on which the index closing value is greater than or equal to the index reference level of 975 (each such day, an "accrual day"); and • "ACT" = the total number of index business days in the applicable Interest Determination Period. ***If on any index business day during the floating interest rate period the index closing value is below the index reference level, no interest will accrue for that day. It is possible that you will receive no contingent coupon on the notes for extended periods of time or even throughout the 14-year floating interest rate period if the index closing value were to remain below the index reference level.***
Interest Determination Period	With respect to the floating interest rate period, the quarterly period from and including the previous Interest Determination Date (or April 28, 2012 in the case of the first Interest Determination Period) to but excluding the next succeeding Interest Determination Date.
Interest Determination Dates	The 28th of each July, October, January and April, beginning July 28, 2012, regardless of whether or not such day is a business day; *provided* that the Interest Determination Date for the final Interest Determination Period shall be April 20, 2026.
Interest Payment Period	Quarterly
Index Reference Level	975
Issue Price/Stated Principal Amount	$1,000 per note
Listing	The notes will not be listed on any securities exchange.
Expected Pricing Date[1]	The offering will close for ticketing on Monday – April 25, 2011.

[1] *Expected Pricing Dates are subject to change. Due to market conditions, Morgan Stanley Smith Barney or the applicable Issuer may close the deal prior to, or postpone, the Expected Pricing Date. Terms in brackets are indicative only and are subject to change. Terms will be fixed on the pricing date for the investment.*

This material was not prepared by the Research Departments of Morgan Stanley Smith Barney, Morgan Stanley & Co. Incorporated, or Citigroup Global Markets Inc. and you should not regard it as a research report. April 2011
Please see the offering materials for complete product disclosure including tax disclosure and related risks.

                                                                                                             MorganStanley
                                                                                                                 SmithBarney
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Client Strategy Guide: April 2011 Offerings                                                                             Page 17
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Selected Risks and Considerations
An investment in Structured Investments involves a variety of risks.  Structured Investments may be linked to a wide variety of  underlying  assets,  and each  underlying  asset will have its own unique set of risks and considerations.  For example,  some underlying  assets have  significantly  higher  volatility than others.
Before you invest in any Structured  Investment,  you should  thoroughly  review the relevant  prospectus and related  offering  materials for a  comprehensive  description  of the risks  associated  with the Structured
Investment,  including the risks related to the  underlying  asset(s) to which the  Structured  Investment is linked.

The following are general risks applicable to most types of Structured Investments:

Issuer Credit Risk
All payments on Structured  Investments are subject to the credit risk of the applicable issuer. Any payments of  interest  or  payments  at  maturity  on a  Structured  Investment  are subject to the credit risk of the applicable  issuer and the issuer's  credit ratings and credit spreads may adversely  affect the market value of the  Structured  Investment.  Investors are dependent on the applicable  issuer's  ability to pay periodic interest  payments,  if any,  and all amounts due on the  Structured  Investment  at maturity  and  therefore investors are subject to the credit risk of the applicable  issuer and to changes in the market's view of the applicable  issuer's credit risk. If the applicable  issuer defaults on its obligations  under the Structured
Investment,  the  investor's  investment  would  be at risk and an  investor  could  lose  some or all of its investment.  Any decline in the applicable  issuer's credit ratings or increase in the credit spreads charged by the market for taking credit risk of the issuer is likely to adversely  affect the value of the Structured
Investment.  Furthermore,  unless issued as market-linked certificate of deposit,  Structured Investments are not bank deposits and are not insured or  guaranteed  by the Federal  Deposit  Insurance  Corporation  or any
other governmental agency, nor are they obligations of, or guaranteed by, a bank.

Market Risk
The price at which a particular  Structured  Investment may be sold prior to maturity will depend on a number of factors and may be substantially  less than the amount for which they were originally  purchased.  Some of these factors include,  but are not limited to: (i) changes in the level of the underlying asset or reference index, (ii) volatility of the underlying asset or reference index,  (iii) changes in interest rates, (iv) any actual or anticipated  changes in the credit ratings of the  applicable  issuer or credit spreads  charged by the market for taking the  issuer's  credit risk and (v) the time  remaining to  maturity.  In  addition,  we expect that the secondary  market prices of a Structured  Investment  will be adversely  affected by the fact that the issue price of the securities  includes the agent's commissions and expected profit. You may receive less, and possibly  significantly  less, than the stated principal amount if you sell your investments  prior to maturity.

Liquidity Risk
There may be little or no secondary market for a particular  Structured Investment and you should be prepared to hold your investments until maturity.  If the applicable pricing supplement so specifies,  we may apply to list a particular Structured  Investment on a securities exchange,  but it is not possible to predict whether any Structured  Investment  will meet the listing  requirements of that  particular  exchange,  or if listed, whether  any  secondary  market  will  exist.  Therefore,  there  may be little or no  secondary  market  for
Structured  Investments.  Issuers may, but are not obligated to, make a market in the Structured Investments.
Even if there is a  secondary  market for a  particular  Structured  Investment,  it may not  provide  enough liquidity to allow you to trade or sell your Structured  Investment  easily.  Because it is not expected that other broker-dealers will participate  significantly in the secondary market for Structured Investments,  the price at which you may be able to trade a Structured  Investment is likely to depend on the price, if any, at which Morgan  Stanley Smith Barney or another  broker-dealer  affiliated  with the  particular  issuer of the security is willing to transact.  If at any time Morgan  Stanley Smith Barney or any other broker dealer were not to make a market in  Structured  Investments,  it is likely that there would be no  secondary  market for
Structured Investments.

Past Performance Not Indicative of Future Results
The  historical  performance  of an  underlying  asset or  reference  index is not an  indication  of  future performance. Historical performance of an underlying asset or reference index to which a specific  Structured
Investment is linked should not be taken as an indication of the future  performance  of the underlying asset
or reference  index  during the term of the  Structured Investment.   Changes in the levels of the underlying
asset or reference  index will affect the trading price of the Structured Investment, but it is impossible to predict whether such levels will rise or fall.

This material was not prepared by the Research Departments of Morgan Stanley Smith Barney, Morgan Stanley and Co. Incorporated, or
Citigroup Global Markets Inc., and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks.
                                                                                                                        April 2011

                                                                                                             MorganStanley
                                                                                                                 SmithBarney
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Client Strategy Guide: April 2011 Offerings                                                                             Page 18
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Conflicts of Interest
The  applicable  issuer,  its  affiliates,  Morgan  Stanley Smith Barney and/or its  affiliates may be market participants.  The  applicable  issuer,  one or more of its  affiliates or Morgan Stanley Smith Barney or its affiliates  may,  currently  or in the future,  publish  research  reports  with  respect to movements in the underlying asset to which any specific  Structured  Investment is linked. Such research is modified from time to time  without  notice and may  express  opinions or provide  recommendations  that are  inconsistent  with purchasing or holding a specific  Structured  Investment or Structured  Investments  generally.  Any of these activities  could affect the market  value of a specific  Structured  Investment  or  Structured  Investments
generally.

In most Structured Investments,  an affiliate of Morgan Stanley or the applicable issuer is designated to act as  calculation  agent to  calculate  the  period  interest  or  payment at  maturity  due on the  Structured
Investment. Any determinations made by the calculation agent may affect the payout to investors.

Hedging and Trading Activity
Hedging and trading activity by the issuer and its subsidiaries  and affiliates could  potentially  adversely affect the value of the Structured  Investments.  We expect that the calculation agent and its affiliates for a particular Structured  Investment will carry out hedging activities related to that Structured  Investment, including trading in the underlying  asset, as well as in other instruments  related to the underlying asset.
The  issuer's  subsidiaries  and  affiliates  may also trade in the  underlying  asset and other  instruments related  to the  underlying  asset on a  regular  basis  as part of their  general  broker-dealer  and  other businesses.  Any of these hedging or trading  activities on or prior to the trade date and during the term of the Structured  Investment could adversely affect the value of the underlying  asset, and,  accordingly,  the payout to investors.

Commissions and Hedging Profits
The  inclusion of  commissions  and  projected  profit from hedging in the original  issue price is likely to adversely affect secondary market prices of Structured  Investments.  Assuming no change in market conditions or any other relevant factors,  the price, if any, at which a market-maker is willing to purchase  Structured
Investments in secondary market  transactions  will likely be lower than the original issue price,  since the original  issue price  includes,  and secondary  market prices are likely to exclude,  commissions  paid with respect to the Structured  Investments,  as well as the cost of hedging the applicable  issuer's  obligations under the Structured  Investments.  The cost of hedging  includes the projected  profit that the  calculation agent and its  affiliates  may realize in  consideration  for  assuming  the risks  inherent in managing  the hedging transactions.  In addition,  any secondary market prices may differ from values determined by pricing models used by the market-maker as a result of dealer discounts, mark-ups or other transaction costs.

With respect to any MLD offering,  you can only count on FDIC  insurance to cover the deposit  amount of each
MLD and, if applicable, the minimum index interest.
In the event that FDIC insurance  payments become necessary for the MLDs prior to the maturity date, the FDIC is only required to pay the Deposit Amount of the MLDs together with any accrued minimum index  interest,  if any, as  prescribed  by law, and subject to the  applicable  FDIC  insurance  limits.  FDIC  insurance is not available for any index  interest if the  applicable  issuer fails prior to the maturity date, in the case of the MLDs.  FDIC insurance is also not available for any secondary  market  premium paid by a depositor  above the principal amount of an MLD. Except to the extent insured by the FDIC, the MLDs are not otherwise  insured by any governmental agency or instrumentality or any other person.

This material was not prepared by the Research Departments of Morgan Stanley Smith Barney, Morgan Stanley and Co. Incorporated, or
Citigroup Global Markets Inc., and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks.
                                                                                                                        April 2011

MorganStanley SmithBarney
Client Strategy Guide: April 2011 Offerings Page 19

IMPORTANT INFORMATION AND QUALIFICATIONS:

The information provided herein was prepared by sales, trading or other non-research personnel of Morgan Stanley Smith Barney LLC, and is not a product of the Research Departments of Morgan Stanley Smith Barney, Morgan Stanley & Co. Incorporated, or Citigroup Global Markets Inc.

We remind investors that these investments are subject to market risk and will fluctuate in value. The investments discussed or recommended in this communication may be unsuitable for investors depending upon their specific investment objectives and financial position. No representation or warranty is made that any returns indicated will be achieved. Potential investors should be aware that certain legal, accounting and tax restrictions, margin requirements, commissions and other transaction costs may significantly affect the economic consequences of the transactions discussed herein. The information and analyses contained herein are not intended as tax, legal or investment advice and may not be suitable for your specific circumstances.

These materials may not be distributed in any jurisdiction where it is unlawful to do so. The products described in this communication may not be marketed or sold or be available for offer or sale in a number of jurisdictions where it is unlawful to do so. This publication is disseminated in Japan by Morgan Stanley Japan Limited; in Hong Kong by Morgan Stanley Dean Witter Asia Limited; in Singapore by Morgan Stanley Dean Witter Asia (Singapore) Pte., regulated by the Monetary Authority of Singapore, which accepts responsibility for its contents; in Australia by Morgan Stanley Dean Witter Australia Limited A.B.N. 67 003 734 576, a licensed dealer, which accepts responsibility for its contents; in Canada by Morgan Stanley Canada Limited, which has approved of, and has agreed to take responsibility for, the contents of this publication in Canada; in Spain by Morgan Stanley, S.V., S.A., a Morgan Stanley group company, which is supervised by the Spanish Securities Markets Commission (CNMV) and states that this document has been written and distributed in accordance with the rules of conduct applicable to financial research as established under Spanish regulations; in the United States by Morgan Stanley & Co. Incorporated., which accepts responsibility for its contents; and in the United Kingdom, this publication is approved by Morgan Stanley & Co. International PLC, solely for the purposes of section 21 of the Financial Services and Markets Act 2000 and is distributed in the European Union by Morgan Stanley & Co. International PLC, except as provided above. Private U.K. investors should obtain the advice of their Morgan Stanley & Co. International PLC representative about the investments concerned. In Australia, this publication, and any access to it, is intended only for "wholesale clients" within the meaning of the Australian Corporations Act. Third-party data providers make no warranties or representations of any kind relating to the accuracy, completeness, or timeliness of the data they provide and shall not have liability for any damages of any kind relating to such data.

Any estimates, projections or predictions (including in tabular form) given in this communication are intended to be forward-looking statements. Although Morgan Stanley believes that the expectations in such forward-looking statement are reasonable, it can give no assurance that any forward-looking statements will prove to be correct. Such estimates are subject to actual known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from those projected. These forward-looking statements speak only as of the date of this communication. Morgan Stanley expressly disclaims any obligation or undertaking to update or revise any forward-looking statement contained herein to reflect any change in its expectations or any change in circumstances upon which such statement is based. Prices indicated are Morgan Stanley offer prices at the close of the date indicated. Actual transactions at these prices may not have been effected.

The trademarks and service marks contained herein are the property of their respective owners. Additional information on recommended securities discussed herein is available on request. This communication or any portion hereof, may not be reprinted, resold or redistributed without the prior written consent of Morgan Stanley.

"Standard & Poor's®," "S&P®," "S&P 500®," "SPDR®" and "S&P GSCI™" are trademarks of Standard & Poor's Financial Services LLC ("S&P") and have been licensed for use. The securities are not sponsored, endorsed, sold or promoted by S&P and S&P makes no representation regarding the advisability of investing in the securities.

LASERS℠ is a registered service mark of Citigroup Global Markets Inc. and has been licensed for use.

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Copyright © by Morgan Stanley 2011, all rights reserved.

This material was not prepared by the Research Departments of Morgan Stanley Smith Barney, Morgan Stanley & Co. Incorporated, or Citigroup Global Markets Inc. and you should not regard it as a research report. April 2011
Please see the offering materials for complete product disclosure including tax disclosure and related risks.